Exhibit 5.1

Consent of Independent Registered Accounting Firm

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form F-10 of our reports dated February 24, 2016 relating to the consolidated financial statements of Brookfield Canada Office Properties and subsidiaries (the “Trust”) and the effectiveness of the Trust’s internal control over financial reporting appearing in the Annual Report on Form 40-F of the Trust for the year ended December 31, 2015.

/s/ Deloitte LLP

Chartered Professional Accountants
Licensed Public Accountants

May 9, 2016

Toronto, Canada